UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2015

Banner Corporation

(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue

Walla Walla, Washington 99362

(Address of principal executive offices and zip code)

(509) 527-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In connection with the Agreement and Plan of Merger, dated as of November 5, 2014, as amended, by and among SKBHC Holdings LLC, Starbuck Bancshares, Inc., Elements Merger Sub, LLC and Banner Corporation, we granted registration rights to certain shareholders that had received restricted securities as part of the merger consideration. We have received a request from certain of those shareholders to register the resale of a portion of their securities through a registered offering. The timing, selling shareholders, number of shares and price of any such offering have not yet been determined. There can be no certainty that any offering will occur.

This announcement is being made pursuant to and in accordance with Rule 135 under the Securities Act of 1933. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANNER CORPORATION

Date: November 10, 2015	By: /s/ Lloyd W. Baker
Name: Lloyd W. Baker Title: Executive Vice President and Chief Financial Officer

3